EXHIBIT 1.2


                             UNDERWRITING AGREEMENT


                                                                January 7, 2003

Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148

Dear Sirs:


     We (collectively, the "Manager") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Comcast Corporation, a Pennsylvania corporation (the "Company"), proposes to issue and sell $600,000,000 aggregate principal amount of 5.85% Notes Due 2010 (the "2010 Notes") and $900,000,000 aggregate principal amount of 6.50% Notes Due 2015 (the "2015 Notes" and together with the 2010 Notes, the "Offered Securities"). The Offered Securities are to be issued pursuant to the provisions of the Indenture dated as of January 7, 2003 (the "Indenture") by and among the Company, the Cable Guarantors (as defined below) and The Bank of New York, as Trustee (the "Trustee"), and guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, Inc., Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC and Comcast MO Group, Inc. (the "Cable Guarantors").

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate principal amount of the 2010 Notes set forth below opposite their names at a purchase price of 99.237% and the aggregate principal amount of the 2015 Notes set forth below opposite their names at a purchase price of 99.035%, plus, in each case, accrued interest, if any, from January 10, 2003 to the date of payment and delivery (the "Purchase Price").

                                   2010 Notes
                                   ----------
Underwriter                                           Aggregate Principal
-----------                                           Amount of Offered
                                                          Securities
                                                        To Be Purchased
                                                      -------------------
J.P. Morgan Securities Inc..........................     $124,000,000
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated....................................      124,000,000


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                                      -2-


Morgan Stanley & Co. Incorporated...................      124,000,000
Banc of America Securities LLC......................       48,000,000
Salomon Smith Barney Inc............................       48,000,000
ABN AMRO Incorporated...............................       12,000,000
Banc One Capital Markets, Inc.......................       12,000,000
BNY Capital Markets, Inc............................       12,000,000
Barclays Capital Inc................................       12,000,000
BNP Paribas Securities Corp.........................       12,000,000
Deutsche Bank Securities Inc........................       12,000,000
Dresdner Kleinwort Wasserstein Securities LLC.......       12,000,000
Fleet Securities, Inc...............................       12,000,000
Goldman, Sachs & Co.................................       12,000,000
The Royal Bank of Scotland plc......................       12,000,000
Scotia Capital (USA) Inc............................       12,000,000

    Total...........................................     $600,000,000
                                                         ============


                                   2015 Notes
                                   ----------
Underwriter                                           Aggregate Principal
-----------                                           Amount of Offered
                                                          Securities
                                                        To Be Purchased
                                                      -------------------
J.P. Morgan Securities Inc..........................     $186,000,000
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated....................................      186,000,000
Morgan Stanley & Co. Incorporated...................      186,000,000
Banc of America Securities LLC......................       72,000,000
Salomon Smith Barney Inc............................       72,000,000
ABN AMRO Incorporated...............................       18,000,000
Banc One Capital Markets, Inc.......................       18,000,000
BNY Capital Markets, Inc............................       18,000,000
Barclays Capital Inc................................       18,000,000
BNP Paribas Securities Corp.........................       18,000,000
Deutsche Bank Securities Inc........................       18,000,000
Dresdner Kleinwort Wasserstein Securities LLC.......       18,000,000
Fleet Securities, Inc...............................       18,000,000
Goldman, Sachs & Co.................................       18,000,000
The Royal Bank of Scotland plc......................       18,000,000
Scotia Capital (USA) Inc............................       18,000,000
                                                         ------------

    Total...........................................     $900,000,000
                                                         ============


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                                      -3-


     The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on January 10, 2003, or at such other time, not later than 5:00 p.m. (New York time) on January 17, 2003, as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Offered Securities shall have the terms set forth in the Prospectus dated December 23, 2002 and the Prospectus Supplement dated January 7, 2003, including the following:

Terms of Offered Securities:

          Maturity Date:  2010 Notes - January 15, 2010
                          2015 Notes - January 15, 2015

          Interest Rate:  2010 Notes - 5.85%
                          2015 Notes - 6.50%

     Redemption Provisions: The Company may at its option redeem the Offered Securities in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 90 days, prior notice mailed to the registered address of each holder of the applicable series of Offered Securities, at a redemption price equal to the greater of (i) 100% of the principal amount of such Offered Securities and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in each case, the Treasury Rate plus 30 basis points for the notes due 2010 (the "2010 Make-Whole Amount") and 40 basis points for the notes due 2015 (the "2015 Make-Whole Amount" and together with the 2010 Make-Whole Amount, the "Make-Whole Amount"), plus in each case accrued interest thereon to the date of redemption; and as further described in the Prospectus Supplement dated January 7, 2003.

     Interest Payment Dates: January 15 and July 15, commencing July 15, 2003. (Interest accrues from January 10, 2003)

     Form and Denomination: Global; $1,000 denominations and multiples thereof.

     Ranking: Senior unsecured.


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                                      -4-


     Other Terms: As set forth in the Prospectus Supplement.

     Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.

     Except as set forth below, all provisions contained in the document entitled Comcast Corporation Underwriting Agreement Standard Provisions (Debt Securities, Warrants, Purchase Contracts, Units and Guarantees) dated December 23, 2002, (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.


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                                      -5-


     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          MORGAN STANLEY & CO. INCORPORATED


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          On behalf of themselves and the other
                                          Underwriters named herein


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                                      -6-


Accepted:

COMCAST CORPORATION


By:
   -----------------------------------
   Name:
   Title:


COMCAST CABLE COMMUNICATIONS, INC.


By:
   -----------------------------------
   Name:
   Title:


COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.


By:
   -----------------------------------
   Name:
   Title:


COMCAST CABLE HOLDINGS, LLC


By:
   -----------------------------------
   Name:
   Title:


COMCAST MO GROUP, INC.


By:
   -----------------------------------
   Name:
   Title: